Exhibit 99.1

Contacts:

At Notify Technology:

Jerry Rice, Chief Financial Officer

Phone: 408-777-7927

jerry.rice@notifycorp.com

For	Immediate Release

Notify Technology Reports Results for the Third Fiscal Quarter Ended June 30, 2003

San Jose, CA, August 12, 2003—Notify Technology Corporation (OTC: NTFY) today announced its financial results for the quarter ended June 30, 2003.

Revenues for the three-month period ended June 30, 2003 increased to $2,321,000 from $1,335,000 reported for the comparable three-month period of fiscal 2002. The Company’s net loss for the three-month period ended June 30, 2003, was $152,000 or $0.03 per share, compared to a net loss of $91,000, or $0.02 per share, reported for the corresponding period of fiscal 2002.

Revenues in both periods consisted primarily of the Visual Got Mail Solution for voice mail notification that was sold in one customer program. In the period ended June 30, 2002, the Visual Got Mail Solution program had just been launched and our customer gave Notify’s product to each new voice mail subscriber without charge. In the period ended June 30, 2003, the customer converted its program during the last month of the fiscal quarter so that it now sells the Consumer Premise Equipment (CPE) portion of the solution to new subscribers. The increase in the revenues in the period ended June 30, 2003 over the comparable period ended June 30, 2002 is due to two full months of the giveaway program in the three-month period ended June 30, 2003 and only one month of the changed program and a larger installed based for the ongoing monthly service fees. There was a significant decline in volume of CPE shipped during the final month of the fiscal quarter ended June 30, 2003. The Visual Got Mail Solution accounted for 97% of the revenue for the fiscal quarters ended June 30, 2003 and 2002.

The future financial results are uncertain due to the program change in the Visual Got Mail Solution because the customer is now charging for the CPE. We have resolved the unexpected one-time expense that occurred in the second fiscal quarter of 2003 when Notify’s hosting partner began charging a long distance connection fee for every status check from voice mail CPE with a satisfactory arrangement. During the third quarter of fiscal 2003, $116,000 in expense related to this issue negatively impacted the Company’s third quarter fiscal results; however, the expense has been eliminated for future periods. At June 30, 2003, $620,000 of a total cost of $659,000 remained on the balance sheet, comprised of a $486,000 advance from our customer and $134,000 in accounts payable, all of which is covered by agreements to repay over time.

The gross margin of 26.9% for the three-month period ending June 30, 2003 decreased compared to 57.4% for the same period in the prior year. The residual cost of $116,000 of the unexpected one time expense had a 5.0% negative impact on the gross margin in the third fiscal quarter ended June 30, 2003.

Shipments of the Visual Got Mail Solution remained strong in the third quarter prior to the customer’s change in charging for the CPE. As of June 30, 2003, the Company had an order backlog of over $2,200,000 to be shipped over a period determined by the success of the revised marketing program of our customer. The Visual Got Mail business model includes both revenue from the CM100 CPE sales and recurring revenue from the Visual Got Mail notification service on a per-subscriber, per-month basis. The monthly revenue from this service will vary with the size of the active subscriber base of our customer’s voice mail program. The service fees for the three-month period ended June 30, 2003 were $268,500 compared to $56,000 for the three-month period ended June 30, 2002.

“Our wireline Visual Got Mail Solution business has been significant for Notify over the past year. But, the reduction in revenue from our wireline product going forward makes the progress of our wireless NotifyLink product line more important. Our challenge on the wireless side of the business is to ramp up the signup rate of new accounts so we can build up our installed base more quickly”, said Paul DePond, President and founder of Notify Technology Corporation. “Our next few fiscal quarters will be challenging as we try to ramp up the wireless revenue to begin to offset the declining revenue from our wireline business”.

Over the past year, the Company has focused a major portion of its research and development on its wireless software products and services. In fiscal 2003, customer interest in the form of inquiries and evaluations has increased for the NotifyLink Enterprise Edition product designed for use with Novell GroupWise™. Revenue for the NotifyLink Enterprise Edition is in the form of annual contracts recognized on a straight-line basis over a twelve-month period. Individual contracts continued to be signed in the third fiscal quarter but NotifyLink Enterprise sales have not yet had a significant impact on total revenues.

About Notify Technology Corporation

Founded in 1994, Notify Technology Corporation, (OTC: NTFY) is an innovative communications company offering wireline and wireless products and services. Notify’s wireline solution provides consumer voice mail notification to customers of CLECs in multiple states. Notify’s wireless solutions provide any size organization with notification, access, and management on a variety of wireless 2-way devices and networks. Notify sells its products through wireline carriers and wireless carriers. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to statements regarding the changes in customer programs, future declines in volume of the sales and service revenue on the Visual Got Mail Solution, the repayment of customer advances, ramping up wireless accounts or the need for additional funding. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, the success of the marketing of our voice mail notification product, ramping up our wireless accounts, the life of the Visual Got Mail agreement, the ability to attract additional funding as well as other risks. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology’s future results, please see the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.

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(Financial Tables Follow)

NOTIFY TECHNOLOGY CORPORATION

STATEMENTS OF OPERATIONS

	Three-Month Periods Ended June 30,		Nine-Month Periods Ended June 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenue:
Product sales	$2,023,578	$1,203,210	$6,650,416	$1,359,218
Service revenue	292,424	113,437	846,054	232,753
Royalty revenue	5,359	18,426	31,954	116,315

Total revenue	2,321,361	1,335,073	7,528,424	1,708,286

Cost of Sales:
Product cost	1,517,966	546,264	5,050,836	595,314
Service cost	180,048	23,140	929,019	24,865

Total cost of sales	1,698,014	569,404	5,979,855	620,179

Gross profit	623,347	765,669	1,548,569	1,088,107

Operating expenses:
Research and development	246,574	274,108	722,325	836,993
Sales and marketing	129,298	180,894	358,260	477,887
General and administrative	359,189	406,640	1,171,175	1,277,725

Total operating expenses	735,061	861,642	2,251,760	2,592,605

Loss from operations	(111,714)	(95,973)	(703,191)	(1,504,498)
Other (income) and expense, net	39,829	(4,530)	116,641	(29,167)

Net loss	$(151,543)	$(91,443)	$(819,832)	$(1,475,331)

Basic and diluted net loss per share	$(0.03)	$(0.02)	$(0.18)	$(0.36)

Weighted average shares outstanding	4,584,591	4,277,762	4,557,962	4,146,559

NOTIFY TECHNOLOGY CORPORATION

BALANCE SHEETS

	June 30, 2003	Sept. 30, 2002
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$672,507	$526,656
Restricted cash	500,000	851,300
Accounts receivable	212,452	584,974
Inventories	85,599	399,596
Prepaid inventory	585,500	—
Other assets	45,606	81,427

Total current assets	2,101,664	2,443,953
Property and equipment, net	268,098	159,877

Total assets	$2,369,762	$2,603,830

Liabilities and shareholders’ equity
Current liabilities:
Short term borrowings	$325,500	$—
Current portion of capital lease obligations	13,521	—
Accounts payable	143,525	426,824
Accrued payroll and related liabilities	179,154	110,426
Deferred revenue	323,678	368,671
Customer advances	514,189	93,558
Other accrued liabilities	161,626	110,653

Total current liabilities	1,647,672	1,110,132
Long term portion of capital lease obligations	34,703	—

Total liabilities	1,695,896	1,110,132

Shareholders’ equity:
Preferred stock	993,742	1,004,520
Common stock	5,834	5,784
Additional paid-in capital	21,813,974	21,803,246
Accumulated deficit	(22,139,684)	(21,319,852)

Total shareholders’ equity	673,866	1,493,698

Total liabilities and shareholders’ equity	$2,369,762	$2,603,830

(1)	The information in this column was derived from our audited financial statements for the year ended September 30, 2002